Exhibit 99.1

Rice Energy Reports First Quarter 2014 Results

CANONSBURG, PA – May 13, 2014 – Rice Energy Inc. (NYSE: RICE) today announced financial and operational results for the quarter ended March 31, 2014.

Unless otherwise indicated, information presented in this release gives pro forma effect to (i) our initial public offering and the completion of the corporate reorganization in connection with our initial public offering and (ii) the consummation of our acquisition of the remaining 50% interest in our Marcellus joint venture from Alpha Natural Resources, Inc., each of which was completed on January 29, 2014, as if such transactions had been completed on the first day of the period presented.

Highlights

•	Four-well Marcellus pad (average lateral length of 6,691 feet) brought online in the first quarter with combined 90-day average gross production rate of 51 MMcf/d (average 12.7 MMcf/d per well), with an additional six Marcellus wells (average lateral length of 8,000 feet) brought online since March 31, 2014 that are currently producing approximately 80 MMcf/d (average 13.3 MMcf/d per well).

•	First quarter 2014 net production of 209 MMcf/d, representing a 135% increase relative to the first quarter of 2013 and a 36% sequential increase relative to the fourth quarter of 2013

•	First quarter 2014 Adjusted EBITDAX(1) of $64.8 million, representing a 65% increase relative to the fourth quarter of 2013

•	Successful offering of $900.0 million of 6.250% senior unsecured notes due 2022 with proceeds used to repay second lien term loan and to fund 2014 capital expenditures

•	As of March 31, 2014, pro forma liquidity of $983.0 million, which is expected to fully fund our remaining 2014 capital plan

•	Completion of acquisition of Momentum gathering assets

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “I want to take the opportunity to thank our employees and contractors for their efforts in helping to deliver a strong quarter to begin 2014. While we benefited from high realized gas prices to start the year, we would not have been able to capitalize on such prices without the record uptime, operating proficiency and hard work of our field personnel. We have brought online 10 Marcellus wells in 2014, and we just recently completed our first Utica well, which we expect to bring online in the second quarter of 2014. In addition, we accessed the high yield bond market at favorable rates, allowing us to replace existing debt with lower rates and providing an incremental $581.0 million of liquidity that can be used to fund our 2014 capital expenditures program. And lastly, we closed on our Momentum acquisition, which improves our infrastructure to support our Marcellus production growth in southwestern Pennsylvania.”

(1)	Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDAX.

First Quarter 2014 Results

Three Months Ended March 31, 2014
Production data (MMcf/d) – 100% natural gas	209
Average prices before effects of hedges per Mcf	$5.45
Average prices after effects of hedges per Mcf(1)	$4.82
Average costs per Mcf:
Lease operating	$0.30
Gathering, compression and transportation	$0.45
Production taxes and impact fees	$0.04
General and administrative	$0.62
Depletion, depreciation and amortization	$1.51

(1)	The effect of hedges includes realized gains and losses on commodity derivative transactions.

Financial Results

Our production volumes were 18.8 Bcf for the quarter ended March 31, 2014, with natural gas price realizations, including the effect of hedges, of $4.82 per Mcf. For the quarter ended March 31, 2014, per unit cash production costs (lease operating; gathering, compression and transportation; and production taxes and impact fees) were $0.79 per Mcf; depreciation, depletion and amortization expense was $28.4 million; loss on derivative instruments was $32.6 million; and we recognized a gain on purchase of our Marcellus joint venture of $200.9 million. These factors contributed to net income of $124.1 million ($0.99 per diluted share) for the quarter ended March 31, 2014.

Operational Highlights

During the first quarter of 2014, we averaged 209 MMcf/d of net production, an increase of 135% over the prior year’s comparable quarter and 36% over the fourth quarter of 2013. The sequential period production growth was the result of one pad consisting of four new Rice-operated Marcellus wells being turned into sales in the first quarter of 2014.

The following table provides certain operational data as of May 1, 2014 related to the four wells added in the first quarter of 2014.

Wells per Pad	Average Lateral Length (Feet)	Aggregate Periodic Flow Rates (MMcf/d) 0-60 Days	D&C ($/Foot)
4	6,691	50.9	$1,231

The following table provides certain operational data as of May 1, 2014 related to the 41 Marcellus wells producing as of March 31, 2014.

	Wells Turned Into	Average Wells per Rig	Average Lateral Length	Periodic Flow Rates (MMcf/d)				D&C
Year(s)	Sales	Move	(Feet)	0-90	91-180	181-360	361-720	($/Foot) (1)
2010-2011	6	1.4	3,281	5.5	6.0	4.4	2.7	$2,341
2012	9	2.0	5,731	9.0	10.0	6.8	NA	$1,609
2013	22	2.1	6,286	11.1	10.3	8.3	NA	$1,461
Q1 2014	4	4.0	6,691	12.7	NA	NA	NA	$1,231

Total	41	2.0	5,764	10.0	9.4	6.4	2.7	$1,600

(1)	D&C costs are shown gross of our working interest’s proportionate share.

In late April 2014, we brought online six Marcellus wells in Washington County, Pennsylvania—four on our Mono pad (average 9,134 foot lateral) and two on our Lusk pad (average 5,993 foot lateral). These wells are currently producing approximately 80 MMcf/d (gross). The rate and pressure profiles of these wells are in line with management’s expectations. In the Marcellus, we have 43,978 net acres where we are currently operating two horizontal rigs and three tophole rigs.

In the Utica Shale, we successfully drilled and completed our Bigfoot 9H (7,000 foot lateral) and expect to test the well in the near term. We also have drilled and cased our second horizontal Utica well, Blue Thunder 12H, in 34 days. This well has a 9,000 foot lateral, and we drilled from kickoff point to total depth in seven days. We are currently drilling a second 9,000 foot lateral from the Blue Thunder pad and will frac these wells as part of our science efforts to determine optimal well spacing. In the Utica, we are currently operating one horizontal rig and one tophole rig.

As of March 31, 2014, we held a Marcellus Shale leasehold position of 43,978 net acres and Utica Shale leasehold position of 46,700 net acres, resulting in a combined leasehold position of 90,678 net acres.

Financial Position and Liquidity

As of March 31, 2014, we had $303.9 million of total debt, $228.7 million of cash and cash equivalents on hand, and $278.7 million available and no borrowings outstanding under our revolving credit facility. Giving additional pro forma effect to the closing of the Momentum acquisition and our senior notes offering, we had $910.6 million of total debt, $704.4 million of cash and cash equivalents on hand, and $278.7 million available and no borrowings under our revolving credit facility as of March 31, 2014.

Hedging Update

We maintain a natural gas hedging program and have continued to add to our derivative positions. Please see the “Derivatives Information” table at the end of this press release for more detailed information about our derivative position as of May 1, 2014.

Conference Call

Rice Energy will host a conference call on May 13, 2014 at 10 a.m. ET (9 a.m. CT) to discuss first quarter 2014 earnings and operational results. Interested parties are invited to participate on the call by dialing (888) 606-8408 (Conference ID: RICE ENERGY) at least 15 minutes prior to the start of the call. A replay of the call will be available on the Rice Energy website for a fourteen-day period following the call.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Certain of our wells are named after superheroes and monster trucks, some of which may be trademarked. Despite their size and strength, our wells are in no manner affiliated with such superheroes or monster trucks.

Contact:

Rice Energy Inc.

Gray Lisenby, Chief Financial Officer

(713) 579-5723

Rice Energy Inc.

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2014
(in thousands, except per share data)	Rice Energy Inc.	Consolidation of Marcellus JV Pro Forma Adjustments	Reorganization and Offering Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Revenues:
Natural gas sales	$90,466	$11,936	$—	$102,402
Other revenue	—	—	—	—

Total revenues	90,466	11,936	—	102,402
Operating expenses:
Lease operating	5,187	420	—	5,607
Gathering, compression and transportation	7,130	1,390	—	8,520
Production taxes and impact fees	639	69	—	708
Exploration	486	—	—	486
Incentive unit expense	73,802	—	—	73,802
General and administrative	11,521	72	—	11,593
Depreciation, depletion and amortization	25,507	2,856	—	28,363

Total operating expenses	124,272	4,807	—	129,079

Operating income (loss)	(33,806)	7,129	—	(26,677)
Interest expense	(7,042)	(235)	—	(7,277)
Gain on purchase of Marcellus joint venture	203,579	—	(2,656)	200,923
Other income	602	—	—	602
Loss on derivative instruments	(20,380)	(12,191)	—	(32,571)
Amortization of deferred financing costs	(489)	(15)	—	(504)
Loss on extinguishment of debt	(143)	—	—	(143)
Write-off of deferred financing costs	(836)	—	—	(836)
Equity in income (loss) of joint ventures	(2,656)	—	2,656	—

Income (loss) before income taxes	138,829	(5,312)	—	133,517
Income tax expense	(9,375)	—	—	(9,375)

Net income (loss)	$129,454	$(5,312)	$—	$124,142

Earnings per share—basic				$1.00
Earnings per share—diluted				$0.99

The following unaudited condensed consolidated financial statements of Rice Energy Inc. for the period from January 1, 2014 through January 29, 2014, as contained within the three months ended March 31, 2014; and the three months ended March 31, 2013, pertain to the historical financial statements and results of operations of Rice Drilling B, our accounting predecessor, which reflects the 50% equity investment in our Marcellus joint venture owned by Rice Drilling B prior to January 29, 2014.

Rice Energy Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2014	2013
Revenues:
Natural gas sales	$90,466	$13,049
Other revenue	—	184

Total revenues	90,466	13,233
Operating expenses:
Lease operating	5,187	1,236
Gathering, compression and transportation	7,130	1,528
Production taxes and impact fees	639	169
Exploration	486	898
Incentive unit expense	73,802	—
General and administrative	11,521	1,743
Depreciation, depletion and amortization	25,507	5,131

Total operating expenses	124,272	10,705

Operating income (loss)	(33,806)	2,528
Interest expense	(7,042)	(1,915)
Gain on purchase of Marcellus joint venture	203,579	—
Other income	602	248
Loss on derivative instruments	(20,380)	(4,993)
Amortization of deferred financing costs	(489)	(1,865)
Loss on extinguishment of debt	(143)	—
Write-off of deferred financing costs	(836)	—
Equity in loss of joint ventures	(2,656)	(778)

Income (loss) before income taxes	138,829	(6,775)
Income tax expense	(9,375)	—

Net income (loss)	$129,454	$(6,775)

Earnings (loss) per share—basic	$1.04	$(0.05)
Earnings (loss) per share—diluted	$1.03	$(0.05)

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

(Unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before interest expense or interest income; income taxes; write-down of abandoned leases; depreciation, depletion and amortization; amortization of deferred financing costs; equity in (income) loss of our joint ventures; derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments; non-cash compensation expense; (gain) loss from sale of interest in gas properties; (gain) loss on acquisition; (gain) loss on extinguishment of debt; write-off of deferred financing costs; and exploration expenses. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

The following table presents a pro forma reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss).

Pro Forma Rice Energy Inc.
(in thousands)	Three Months Ended March 31, 2014
Adjusted EBITDAX reconciliation to net income:
Net income	$124,142
Interest expense	7,277
Depreciation, depletion and amortization	28,363
Amortization of deferred financing costs	504
Derivative fair value loss (1)	32,571
Net cash payments on settled derivative instruments (1)	(11,773)
Incentive unit expense	73,802
Income tax expense	9,375
Gain on acquisition (2)	(200,923)
Loss on extinguishment of debt	143
Write-off of deferred financing costs	836
Exploration expenses	486

Adjusted EBITDAX	$64,803

(1)	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled.
(2)	Represents gain incurred on the purchase of the remaining 50% interest in our Marcellus joint venture.

Rice Energy Inc.

Derivatives Information

(Unaudited)

The table below provides data associated with our derivatives at May 1, 2014 for the periods indicated:

	Remainder of 2014	2015	2016	2017
Natural Gas Swaps: (1)
Volume (BBtu/d)	163	92	148	60
Weighted Average Swap Price ($/MMBtu)	$4.12	$4.16	$4.20	$4.24
Natural Gas Collars: (1)
Volume (BBtu/d)	10	70	—	—
Weighted Average Ceiling Price ($/MMBtu)	$5.80	$4.68	$—	$—
Weighted Average Floor Price ($/MMBtu)	$3.00	$3.91	$—	$—
Natural Gas Puts: (1)
Volume (BBtu/d)	33	—	—	—
Weighted Average Strike Price ($/MMBtu)	$4.55	$—	$—	$—
Weighted Average Put Premium Price ($/MMBtu)	$0.45	$—	$—	$—
Total NYMEX Henry Hub Derivative Contracts

Volume (BBtu/d)	206	162	148	60

Weighted Average Floor Price ($/MMBtu)	$4.06	$4.05	$4.20	$4.24

Natural Gas Basis Swaps:
Natural Gas TCO Swaps
Volume (BBtu/d)	48	37	17	—
Weighted Average Swap Price ($/MMBtu) (2)	$(0.25)	$(0.42)	$(0.42)	$—
Natural Gas DTI Winter/M3 Summer
Volume (BBtu/d)	6	25	21	—
Weighted Average Swap Price ($/MMBtu) (2)	$(0.79)	$(0.79)	$(0.79)	$—

(1)	The index prices for the natural gas price swaps, collars and puts are based on the NYMEX – Henry Hub last trading day futures price.
(2)	Represents a discount to NYMEX — Henry Hub.